EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Creative Medical Technology Holdings, Inc. of our report dated March 22, 2024, with respect to the financial statements of Creative Medical Technology Holdings, Inc. as of December 31, 2023 and 2022, and for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

November 8, 2024